Exhibit 99.1

REVOCABLE PROXY

(RETURN IN WHITE ENVELOPE)

Solicited by the Board of Directors for the

Special Meeting of Shareholders

                        , 2017

The undersigned holder of Class A common stock, no par value, of Castle Rock Bank Holding Company, a Colorado corporation (“Castle Rock”), hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders of Castle Rock and the accompanying proxy statement/prospectus dated [•], 2017, revokes any proxy heretofore given, and constitutes and appoints Thomas J. Miller and D.J. Tedesco, or either of them, with full power of substitution, as attorney and proxy to appear and vote all of the shares of Class A common stock of Castle Rock registered in the name(s) of the undersigned and held by the undersigned of record as of [•], 2017, at the Special Meeting of Shareholders of Castle Rock to be held at 501 Wilcox Street, Castle Rock, Colorado 80104, at [•][•].m., Mountain Time, on [•], [•], 2017 (the “special meeting”), and at any postponements and adjournments thereof, upon the following items as set forth in the Notice of the Special Meeting of Shareholders and more fully described in the proxy statement/prospectus, and to vote on all other matters which may be properly presented for action at the special meeting.  All properly executed proxies will be voted as indicated.

1.                                      Approval and adoption of the Agreement and Plan of Reorganization, dated as of July 18, 2017, by and between Guaranty Bancorp and Castle Rock, as such agreement may be amended from time to time (the “Merger Agreement”) and the transactions contemplated by the Merger Agreement (the “merger proposal”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.                                      Approval of one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger proposal (the “adjournment proposal”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE MERGER PROPOSAL AND “FOR” THE ADJOURNMENT PROPOSAL (IF NECESSARY OR APPROPRIATE).  THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED TO CASTLE ROCK, WILL BE VOTED IN THE MANNER DIRECTED.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE MERGER PROPOSAL AND “FOR” THE ADJOURNMENT PROPOSAL.

WITNESS my hand this        day of                  2017.

(SIGNATURE)	(PLEASE PRINT NAME)

(SIGNATURE, IF HELD JOINTLY)	(PLEASE PRINT NAME)

(ADDRESS)

(No. of Shares of Class A Common Stock)

Please date and sign exactly as your name(s) appears on your stock certificate for Class A common stock of Castle Rock.  When signing as attorney, executor, administrator, trustee or guardian, please give full title.  All joint owners should sign.  If a corporation, please sign in full corporate name by an authorized officer and affix the corporate seal.  If a partnership, please sign in partnership name by authorized person.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, SIGN, DATE AND RETURN THIS REVOCABLE PROXY AS SOON AS POSSIBLE FOR RECEIPT NO LATER THAN                                          , 2017 BY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

I/WE DO      DO NOT     EXPECT TO ATTEND THIS MEETING.

YOUR PROXY MAY BE WITHDRAWN OR REVOKED AT ANY TIME

PRIOR TO ITS EXERCISE.